UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2010

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Affinia Group Inc. (the “Company”), a wholly-owned subsidiary of Affinia Group Intermediate Holdings Inc., through its wholly-owned subsidiary, Brake Parts Inc. (the “Seller”), entered into a Sale and Purchase Agreement with Klarius Group Limited (“KGL”) and Auto Holding Paris S.A.S. (“AHP”) (collectively, the “Purchaser”) on February 2, 2010 (the “Agreement”), pursuant to which KGL purchased the shares of Quinton Hazell Automotive Limited and Quinton Hazell Italia SpA and AHP purchased the shares of Quinton Hazell Deutschland GmbH and Affinia Holding S.A.S. (collectively, the “Group Companies”) for €8.75 million on a cash free basis, subject to certain closing and post-closing purchase price adjustments (the “Transaction”). The Agreement also calls for the Purchaser to assume debt of €1.9 million. Operations of the Group Companies and their subsidiaries consist of manufacturing and distribution facilities in eight countries in Europe. The Transaction was completed on February 2, 2010.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The forgoing summary is qualified in its entirety by reference to the Agreement.

The Company has included pro forma financial statements in Exhibit 99.1. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2008, 2007, 2006, the nine months ended September 30, 2009 and the nine months ended September 30, 2008 give effect to the disposition as if it had occurred at the beginning of each respective period. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is presented as if the disposition occurred on September 30, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement between Brake Parts Inc. and Klarius Group Limited and Auto Holding Paris S.A.S. dated February 2, 2010.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: February 8, 2010	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

EXHIBIT INDEX

10.1	Agreement between Brake Parts Inc. and Klarius Group Limited and Auto Holding Paris S.A.S. dated February 2, 2010.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

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